EXHIBIT 10.35

Summary of the Terms of Verint Systems Inc. Executive Officer Annual Bonus Plan
Verint Systems Inc. (the “Company”) maintains an annual bonus program (the “AIP”) for its executive officers. Under the AIP, each executive officer is eligible to receive an annual cash bonus upon the satisfaction of pre-determined performance goals, however, the Company may reserve the right to pay some or all of the bonus in shares of our common stock. The target bonus under the AIP is established annually by the Compensation Committee of the Company’s Board of Directors (the “Committee”) as part of the Committee’s regular compensation review process and is paid following certification by the Committee of the achievement of the underlying performance goals. In establishing target bonuses, in addition to the factors considered as part of the compensation review process generally, the Committee also considers the target bonus set forth in the executive officer’s employment agreement (if applicable), as well as special achievements, promotions, and other facts and circumstances specific to the individual officer.
The performance goals under the AIP are based on revenue, a measure of profitability, and a measure of cash generation and are expressed on a non-GAAP basis. In the case of executive officers with direct responsibility for a specific operating unit, unit revenue and unit profitability goals may also be incorporated into the executive officer’s performance goals. In addition to company-wide performance goals (or if applicable, unit-based goals), a portion of the target bonus is also tied to the achievement of non-financial management business objectives (MBOs) approved by the Committee. The financial performance goals established by the Committee generally come in the form of a range, wherein the executive officer may achieve a percentage of his or her target bonus at the low end of the performance range (or threshold), 100% of his target bonus towards the middle of the performance range (target performance), and up to 200% of his target bonus at the high end of the performance range.